Exhibit 99.1

  March 5, 2020

Strength of New Venues Highlighted in Drive Shack Inc.’s Fourth Quarter 2019 Results

Generation 2.0 Drive Shack venues produce strong results, generated $15 million of revenue in second half of 2019
2 new Urban Box sites announced – Dallas, TX and Charlotte, NC
Expect to open 4 new venues in 2020

NEW YORK, March 5, 2020 (BUSINESS WIRE) -- Drive Shack Inc. (NYSE: DS), a leading owner and operator of golf-related leisure and “eatertainment” venues, today reported its financial results for the fourth quarter and full year ended December 31, 2019.

The Company announced that during the fourth quarter of 2019 it successfully opened its third Generation 2.0 Drive Shack venue in West Palm Beach, FL on October 14th. In the second half of 2019, the three new Generation 2.0 venues generated combined revenue of approximately $15 million. The new venues have ramped up faster than anticipated and are expected to achieve EBITDA margins of approximately 25% and development yields of 10 to 15% in 2020.

“For the second straight quarter we see our Generation 2.0 venues produce exceptional results,” says CEO, Hana Khouri. “Our fourth quarter results highlight the strength of these new venues, as the venues significantly outpace the anticipated timelines to ramp up to target economics. This is a direct result of the talented and experienced leadership team we have in place. They’ve done a phenomenal job executing the plan and will continue to be a key differentiator, and driver for us, as we execute our growth plan across the next 50 entertainment venues.”

Additionally, the Company announced substantial progress in the development of its newest innovation, the “Urban Box,” including the announcement of new sites in Dallas, TX and Charlotte, NC. Three Urban Box venues are set to debut alongside Drive Shack’s New Orleans venue in the second half of 2020. The Company outlined its plans for growth, which include doubling the number of operating entertainment golf venues by the end of 2020. By the end of 2023, the Company plans to operate a portfolio of nearly 60 entertainment venues, including 50 urban box venues and 8 core venues.

The Company also announced the departure of David Hammarley, who served as Chief Financial Officer. Lawrence A Goodfield Jr., the Company’s Chief Accounting Officer and Treasurer, will also assume the role of Interim Chief Financial Officer.

Financial Results

Three Months Ended December 31, 2019 compared to the Three Months Ended December 31, 2018 and the Year Ended December 31, 2019 compared to Year Ended December 31, 2018 ($ in thousands, except for per share data):

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Total revenues	$71,815	$69,286	$272,064	$314,369
Loss applicable to common stockholders	$(16,671)	$(4,905)	$(60,434)	$(44,263)
Loss applicable to Common Stock, per share
Basic	$(0.25)	$(0.07)	$(0.90)	$(0.66)
Diluted	$(0.25)	$(0.07)	$(0.90)	$(0.66)

For the three months ended December 31, 2019, the Company reported a loss of $17 million, or ($0.25) per share, compared to a loss of $5 million, or ($0.07) share, in the corresponding period of the prior year.  For the twelve months ended December 31, 2019, the Company reported a loss of $60 million, or ($0.90) per share, compared to a loss of $44 million, or ($0.66) per share, in the corresponding period of the prior year.

Conference Call Friday, March 6, 2020
Management will hold a conference call to discuss these results Friday, March 6th at 9:00 a.m. Eastern Time.  The conference call can be accessed over the phone by dialing 1-866-913-6930 (from within the U.S.) or 1-409-983-9881 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference conference ID “8985335.”

A copy of the earnings release will be posted to the Investor Relations section of Drive Shack Inc.’s website, http://ir.driveshack.com.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at http://ir.driveshack.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:30 P.M. Eastern Time on Friday, March 20, 2020 by dialing 1-800-585-8367 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference conference ID “8985335.”

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, http://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, http://ir.driveshack.com.

About Drive Shack
Drive Shack Inc. is a leading owner and operator of golf-related leisure and “eatertainment” businesses.

Forward-Looking Statements: Certain items in this Press Release may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Drive Shack Inc.’s (NYSE: DS; “DS Inc.” or the “Company” and “we,” “us” and “our,” as applicable) (a) statements relating to returns on our investments, (b) anticipated future sales of selected owned golf properties, including without limitation statements relating to the timing and amount of anticipated proceeds, (c) our plans and expectations to optimize the operation of, and grow, our existing leased and managed golf properties, (d) redeployment of cash from our generated liquidity, (e) targeted multiples, yields and returns, (f) our ability to terminate or restructure leases and (g) the Company’s current business plan and expectations relating to our Drive Shack venues, including (i) the number of venues that we may be able to develop, (ii) timing and frequency for opening venues, (iii) financial performance of these venues and capital expenditure costs, (iv) the growth of the golf, golf entertainment, and eatertainment industry and business, and (v) our ability to enhance technology.  These statements are based on management’s current expectations and beliefs and are subject to a number of risks, trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We cannot give any assurances that management’s current expectations will be attained. For a discussion of some of the risks and important factors that could cause actual results to differ materially from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”), which are available on the Company’s website (www.http://ir.driveshack.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible to predict or assess the impact of every factor that may cause actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Press Release. Forward-looking statements speak only as of the date of this Press Release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information: This Press Release includes information based on financial measures that are not recognized under generally accepted accounting principles (“GAAP”), including EBITDA, EBITDA margin, and Development Yield. You should use non-GAAP information in addition to, and not as an alternative to, financial information prepared in accordance with GAAP, which is included in the Company’s filings with the SEC. The Company has not reconciled its EBITDA expectations set forth in this press release to net income (loss), as items that impact such measures are out of the Company’s control and/or cannot be reasonably predicted. Accordingly, a reconciliation is not available without unreasonable effort. The company has not reconciled EBITDA to net income (loss) in this press release because doing so would require unreasonable effort.

Past Performance; No Offer; No Reliance: Past performance is not a reliable indicator of future results and should not be relied upon as the basis for making an investment decision. This Press Release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. Any such offer would only be made by means of formal offering documents, the terms of which would govern in all respects. You should not rely on this Press Release as the basis upon which to make any investment decision.

Cautionary Note regarding Estimated / Targeted Returns and Growth:  Targeted returns and growth represent management’s view and are estimated based on current and projected future operating performance of our current locations and other targeted locations, comparable companies in our industry and a variety of other assumptions, many of which are beyond our control, that could prove incorrect. As a result, actual results may vary materially with changes in our liquidity or ability to obtain financing, changes in market conditions and additional factors described in our reports filed with the SEC, which we encourage you to review. We undertake no obligation to update these estimates. See above for more information on forward-looking statements.

Consolidated Balance Sheets
(dollars in thousands, except share data)	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$28,423	$79,235
Restricted cash	3,103	3,326
Accounts receivable, net	5,249	7,518
Real estate assets, held-for-sale, net	16,948	75,862
Real estate securities, available-for-sale	3,052	2,953
Other current assets	17,521	20,505
Total current assets	74,296	189,399
Restricted cash, noncurrent	438	258
Property and equipment, net of accumulated depreciation	179,641	132,605
Operating lease right-of-use assets	215,308	—
Intangibles, net of accumulated amortization	17,565	48,388
Other investments	24,020	22,613
Other assets	4,723	8,684
Total assets	$515,991	$401,947

Liabilities and Equity
Current liabilities
Obligations under finance leases	$6,154	$5,489
Membership deposit liabilities	10,791	8,861
Accounts payable and accrued expenses	25,877	45,284
Deferred revenue	26,268	18,793
Real estate liabilities, held-for-sale	4	2,947
Other current liabilities	23,964	22,285
Total current liabilities	93,058	103,659
Credit facilities and obligations under finance leases - noncurrent	13,125	10,489
Operating lease liabilities - noncurrent	187,675	—
Junior subordinated notes payable	51,192	51,200
Membership deposit liabilities, noncurrent	95,805	90,684
Deferred revenue, noncurrent	6,283	6,016
Other liabilities	3,278	5,232
Total liabilities	$450,416	$267,280

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2019 and 2018	61,583	61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 67,068,751 and 67,027,104 shares issued and outstanding at December 31, 2019 and 2018, respectively	671	670
Additional paid-in capital	3,177,183	3,175,843
Accumulated deficit	(3,175,572)	(3,105,307)
Accumulated other comprehensive income	1,710	1,878
Total equity	$65,575	$134,667

Total liabilities and equity	$515,991	$401,947

Consolidated Statements of Operations (unaudited)
(dollars in thousands, except share data)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Golf operations	$53,608	$53,014	$216,497	$244,646
Sales of food and beverages	18,207	16,272	55,567	69,723
Total revenues	71,815	69,286	272,064	314,369
Operating costs
Operating expenses	59,409	57,043	229,306	251,794
Cost of sales - food and beverages	4,759	4,740	15,217	20,153
General and administrative expense	9,994	8,951	47,976	38,560
Depreciation and amortization	6,627	5,346	22,396	19,704
Pre-opening costs	1,811	435	9,040	2,483
Impairment and other losses	9,336	2,595	15,413	8,240
Realized and unrealized (gain) loss on investments	—	152	—	(131)
Total operating costs	91,936	79,262	339,348	340,803
Operating loss	(20,121)	(9,976)	(67,284)	(26,434)

Other income (expenses)
Interest and investment income	156	412	955	1,794
Interest expense, net	(2,753)	(3,699)	(8,760)	(16,639)
Other income (loss), net	7,921	10,037	20,876	2,880
Total other income (expenses)	5,324	6,750	13,071	(11,965)
Loss before income tax	(14,797)	(3,226)	(54,213)	(38,399)
Income tax expense	479	284	641	284
Net Loss	(15,276)	(3,510)	(54,854)	(38,683)
Preferred dividends	(1,395)	(1,395)	(5,580)	(5,580)
Loss Applicable to Common Stockholders	$(16,671)	$(4,905)	$(60,434)	$(44,263)

Loss Applicable to Common Stock, per share
Basic	$(0.25)	$(0.07)	$(0.90)	$(0.66)
Diluted	$(0.25)	$(0.07)	$(0.90)	$(0.66)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	67,060,440	67,027,104	67,039,556	66,993,543
Diluted	67,060,440	67,027,104	67,039,556	66,993,543

For Investor Relations Inquiries:

Austin Pruitt
Head of Investor Relations
646-585-5591
IR@driveshack.com